Exhibit 99.1

Veritone to Acquire PandoLogic, Expanding AI Platform for Intelligent Recruitment

07.22.2021

Conference call today at 8:30 am Eastern Time | 5:30 am Pacific Time

•	Accretive acquisition expected to generate pro forma 2021 SaaS and related GAAP revenues over $50 million and EBITDA over $25 million

•	Transaction value of $150 million in cash and stock, expected to close in late Q3 2021

•	Market expansion into human resources and talent acquisition, with marquee leading enterprise clients, including Fortune 100 companies

DENVER—(BUSINESS WIRE)— Veritone, Inc. (Nasdaq: VERI), the creator of the world’s first operating system for artificial intelligence, announced it signed a definitive agreement to acquire PandoLogic, Inc, a leading provider of intelligent hiring solutions. Total consideration of $150 million on a cash and debt free basis, payable in Veritone cash and stock, with performance earnouts through fiscal 2022. This values the transaction at approximately three times PandoLogic’s expected 2021 GAAP revenues. The acquisition is expected to be immediately accretive, with PandoLogic generating over $50 million in SaaS and related GAAP revenues and over $25 million of EBITDA on a pro forma 2021 basis.

PandoLogic utilizes AI to accelerate the time and improve the efficiency in the process for employers hiring at scale for both mass market and difficult-to-source candidates. PandoLogic’s fully autonomous recruiting platform helps employers source talent faster and more efficiently with predictive algorithms, machine learning and AI.

PandoLogic’s talent acquisition software offers best-in-class AI recruitment marketing and conversational AI technology to source candidates across multiple channels. Working with many of the Fortune 100 focused on reestablishing their workforce through job recovery, PandoLogic is credited with helping to hire a large portion of the essential workforce and as a result, experienced rapid growth. PandoLogic was also recently honored as the best Human Capital Management Solution by the SIIA CODiE Awards and the Ventana Research Digital Innovation Awards.

“This transformative acquisition builds on the strength of our organic growth, expands our addressable market with a new diversified revenue stream, and unlocks new growth and development opportunities as we integrate the platforms,” said Chad Steelberg, chairman and chief executive officer of Veritone. “The combination of our companies extends the reach of leading AI and human capital software and SaaS solutions to the world’s largest multinational employers requiring more efficient and scalable hiring.

“We believe the added financial scale and leverage, and market expansion into talent acquisition will enable us to accelerate further adoption and utilization of our AI,” added Steelberg. “Both companies have been leaders in their respective markets, including PandoLogic’s marquee leading multinational clients and Fortune 100 companies. Together, we will create efficiencies across the broader corporate landscape. We are excited about the prospects, and welcome PandoLogic’s talented team to Veritone.”

“With our shared vision for AI and strong cultural alignment, we are looking forward to becoming a part of the Veritone family,” said Terrance Baker, CEO of PandoLogic. “In combination with Veritone, we both will be able to utilize our cognitive engines to help customers create even deeper insight and efficiencies in their hiring practices and beyond.”

Total consideration for the acquisition of PandoLogic is $150 million, consisting of upfront payments of $50 million in cash and $35 million in Veritone stock. The remaining 43%, or $65 million in cash and stock, is payable based on earnouts tied to financial performance in fiscal 2021 and 2022. Under the terms of the agreement, Veritone will issue stock consideration valued up to $56.7 million, or 2.8 million shares of Veritone common stock, which are subject to certain trading and registration restrictions. The transaction, subject to customary domestic and Israeli closing conditions, is expected to close late in the third quarter of 2021, with the cash consideration being paid from Veritone’s existing reserves. PandoLogic will become a wholly owned subsidiary of Veritone, operating in Israel. Management plans to update Veritone’s guidance on August 3, 2021, when it releases its second quarter 2021 results.

Stifel and Herzog Fox & Neeman acted as advisors to PandoLogic.

Reed Smith, Meitar, and PricewaterhouseCoopers acted as advisors to Veritone.

PandoLogic Acquisition Conference Call

Veritone will hold a conference call to discuss the acquisition of PandoLogic and to conduct a question and answer session.

• July 22, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time)
• Live audio webcast:	investors.veritone.com
• Domestic call number:	1-844-750-4897
• International call number:	1-412-317-5293
• Call ID:	10158524

To listen, please join the webcast or dial-in 20 minutes in advance. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 415-433-3777. Replay of the audio webcast will be available on the company’s website approximately one hour after the call ends. A telephonic replay of the call will be available through August 5, 2021.

Second Quarter 2021 Veritone Conference Call

Veritone will hold a conference call to discuss the second quarter 2021 results.

• August 3 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
• Live audio webcast:	investors.veritone.com
• Domestic call number:	1-844-750-4897
• International call number:	1-412-317-5293
• Call ID:	10157840

About PandoLogic

PandoLogic is the leading recruitment marketing and conversational AI platform in North America. Its platform, pandoIQ, automates and optimizes job placements to help companies meet hiring needs while maximizing recruitment spend. Evaluating 100T job data points and making 7,000 micro-decisions per minute, pandoIQ eliminates inefficiencies and waste by reaching the right candidates at the right time via a single performance-based platform. One vendor, one source of truth, better results. Learn more at pandologic.com.

About Veritone

Veritone (NASDAQ: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The company’s proprietary operating system, aiWARE™, powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. The company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Denver, Colorado, and has offices in California and London. To learn more, visit Veritone.com.

About the Use of Supplemental Non-GAAP Financial Information

This release includes non-GAAP financial measures of PandoLogic. Veritone defines EBITDA as net income before net interest, tax expense, depreciation, and amortization expenses. Veritone presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. This non-GAAP measure may not be indicative of the historical operating results of Veritone or predictive of potential future results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation and amortization of purchase accounting associated with the final closing of this transaction, the effect of which may be significant.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding Veritone’s acquisition of PandoLogic, pro forma financial figures, potential synergies between Veritone and PandoLogic and expected business results of PandoLogic. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative other variations thereof our comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to various matters which are difficult or impossible to predict accurately and many of which are beyond the control of Veritone. Certain of such judgments and risks are discussed in Veritone’s SEC filings. Although Veritone believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that their objectives or plans will be achieved. Veritone undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Veritone Investor Contacts:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations, Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman LHA Investor Relations

(415) 433-3777

veri@lhai.com

Media Contact:

Scott Leatherman

CMO, Veritone, Inc.

(510) 449-5358

sleatherman@veritone.com

Source: Veritone, Inc.